Exhibit 10.15

CODE SECTION 409A AMENDMENT
to
DEFERRED COMPENSATION AGREEMENT
between
CORNING NATURAL GAS CORPORATION AND THOMAS K. BARRY

WHEREAS, Corning Natural Gas Corporation (the “Company”) and Thomas K. Barry (the “Employee”) entered an Amended and Restated Survivor Benefit Deferred Compensation Agreement (the “Agreement”) dated December 14, 2000; and

WHEREAS, effective as of January 1, 2005, Section 409A was added to the Internal Revenue Code of 1986 for the purpose of imposing certain requirements on non-qualified deferred compensation plans; and

WHEREAS, the parties have determined that certain benefits under the Agreement are subject to Section 409A and wish to bring its terms into compliance with Section 409A prior to the IRS’s December 31, 2006 deadline for documentary compliance.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties agree as follows:

1.            The effective date of this Amendment is January 1, 2005, provided that any amounts that were deferred and vested as of December 31, 2004 remain subject to the terms and conditions of the Agreement without regard to this Amendment unless expressly provided to the contrary herein.

2.            Article IV is amended by adding to the end of the first paragraph the following:

Notwithstanding the normal January 5 annual payment requirement, the portion of the Employee’s first annual payment that had not been earned and vested on December 31, 2004 shall be withheld if six months have not elapsed following the Employee’s termination date and paid as soon as practicable after the six month period has elapsed.

3.            Article XI is amended by adding to the end thereof the following:

Notwithstanding the foregoing, this Agreement may not be terminated nor may benefits be paid following termination except in accordance with the terms and conditions of Code Section 409A and regulations thereunder.

4.            Article XII is amended by deleting the current provision in its entirety and substituting in its place the following:

If the Employee shall become disabled within the meaning of Code Section 409A prior to his retirement, the Employee shall be considered to be continuing in employment for as long as such disability exists, but not after age seventy (70).

5.            The introductory phrase in the first sentence of the second paragraph of Article XXI is revised to read as follows:

For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if (1) there is a change in control within the meaning of Code Section 409A and (2) the change in control satisfies the following requirements:

6.                                       The following new Article XXII is added to the end of the Agreement:

ARTICLE XXII

Code Section 409A

(1)         No Acceleration.  Neither the form of benefit may be changed nor the time of commencement may be accelerated except as expressly provided in this Agreement, including the Section 409A amendment to it, between the parties, and neither party shall have the discretion to accelerate payments.

(2)         Intent to Comply with Section 409A.  This Agreement is intended to comply with Code Section 409A to the extent that its provisions are subject thereto.  The Company has adopted good faith amendments necessary to bring the Agreement into compliance with the terms of this Section as interpreted by guidance issued by the Internal Revenue Service.  To the extent the terms of the Agreement or any amendment fail to qualify for exemption from or satisfy the requirements of Code Section 409A, the Agreement may be operated in compliance with Code Section 409A pending further amendment to the extent authorized by the Internal Revenue Service.  In such circumstances the Agreement and any amendment will be administered in a manner which adheres as closely as possible to their existing terms while complying with Code Section 409A.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of January 1, 2005.

Dated:	July 28, 2006	CORNING NATURAL GAS CORPORATION

		By:	/s/ Kenneth J. Robinson
		Title:	Exec Vice President

Dated:	July 28, 2006	/s/ Thomas K. Barry
Thomas K. Barry, Employee